UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  September 9, 2011

Retractable Technologies, Inc.

(Exact name of registrant as specified in its charter)

Texas	001-16465	75-2599762
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

511 Lobo Lane, Little Elm, Texas	75068-0009
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (972) 294-1010

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR  240.13e-4(c))

Item 5.07 - Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders of Retractable Technologies, Inc. was held on September 9, 2011.  Abstentions are considered present for purposes of calculating the vote but are not considered to have been voted in favor of the matters voted upon, and broker non-votes are not considered present for purposes of calculating the votes.

The final voting results are as follows:

Proposal: The Election of Three Class 1 Directors

All Directors nominated by the Board of Directors were elected.

	Votes For	Votes Withheld	Abstentions and Broker Non-Votes
CLASS 1 DIRECTORS
Steven R. Wisner	15,072,076	27,593	0
Marco Laterza	15,072,076	27,593	0
Amy Mack	14,586,086	513,583	0

Item 8.01                                             Other Events.

On September 9, 2011, Retractable Technologies, Inc. issued a press release, a copy of which is attached to this Form 8-K as Exhibit 99, announcing the declaration of a dividend to the Series I and II Class B Preferred Stockholders.

Item 9.01                                             Financial Statements and Exhibits.

(d)  Exhibits

99                                    Press release announcing declaration of a dividend to the Series I and II Class B shareholders issued on September 9, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: September 13, 2011	RETRACTABLE TECHNOLOGIES, INC.
(Registrant)

	BY:	/s/ Thomas J. Shaw
THOMAS J. SHAW
PRESIDENT AND CHIEF EXECUTIVE OFFICER